SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): February 10, 2004


                                 TRANSOCEAN INC.
             (Exact name of registrant as specified in its charter)

         CAYMAN ISLANDS               333-75899           66-0582307
  (State or other jurisdiction       (Commission       (I.R.S. Employer
       of incorporation or           File Number)     Identification No.)
          organization)



             4 GREENWAY PLAZA
               HOUSTON, TEXAS                              77046
       (Address of principal executive                   (Zip Code)
                 offices)



       Registrant's telephone number, including area code: (713) 232-7500


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     In a press release issued on February 10, 2004, Transocean Inc. (together with its subsidiaries, excluding TODCO and its subsidiaries, the "Company" or "we") announced the closing of its public offering of 13,800,000 shares of Class A common stock of TODCO, the Company's Gulf of Mexico Shallow and Inland Water subsidiary. The offering price was $12.00 per share. The closing included 1,800,000 shares relating to the underwriters' over-allotment option, which was exercised in full. We received approximately $150.2 million of proceeds from the offering, net of underwriting fees and estimated expenses. We intend to use the proceeds for the reduction of corporate debt and general corporate purposes. The press release is incorporated herein by reference.

     After the closing of the offering, we own 46,200,000 shares of TODCO's outstanding Class B common stock (representing 100% of the outstanding shares of the class), giving us 94% of the combined voting power of TODCO's outstanding common stock. We do not own any of TODCO's outstanding Class A common stock. Generally, the Class B common stock is entitled to five votes per share, and the Class A common stock is entitled to one vote per share, on all matters on which stockholders are entitled to vote.

     Our current long term intent is to dispose of the TODCO common stock that we own. We could elect to dispose of the TODCO common stock in a number of different types of transactions, including additional public offerings of the TODCO common stock, open market sales of the TODCO common stock, sales of the TODCO common stock to one or more third parties, spin-off distributions of the TODCO common stock to our shareholders, split-off offerings to our shareholders that would allow for the opportunity to exchange our shares for shares of our common stock or a combination of these transactions. However, the determination whether, and if so, when, to proceed with any of these transactions is entirely within our discretion. Our current preference would be to receive cash in any transaction disposing of TODCO's common stock. We are not subject to any contractual obligation to maintain our share ownership, except that we have agreed with the underwriters for the offering not to sell or otherwise dispose of any shares of TODCO's common stock until July 9, 2004, subject to certain exceptions.

Master  Separation  Agreement

     We entered into a master separation agreement with TODCO that provides for the completion of the separation of TODCO's business from ours. It also governs aspects of the relationship between us and TODCO following the offering. The master separation agreement provides for cross-indemnities that generally place financial responsibility on TODCO and its subsidiaries for all liabilities associated with the businesses and operations falling within the definition of TODCO's business, and that generally place financial responsibility for liabilities associated with all of our businesses and operations with us, regardless of the time those liabilities arise.

     Under the master separation agreement we also agreed to generally release TODCO, and TODCO agreed to generally release us, from any liabilities that arose Prior


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to  the  closing  of  the  offering,  including  acts or events that occurred in connection with the separation or the offering; provided, that specified ongoing obligations and arrangements between TODCO and our company are excluded from the mutual release.

     The master separation agreement defines the TODCO business to generally mean contract drilling and similar services for oil and gas wells using jackup, submersible, barge and platform drilling rigs in the U.S. Gulf of Mexico and U.S. inland waters; contract drilling and similar services for oil and gas wells in and offshore Mexico, Trinidad, Colombia and Venezuela; and TODCO's joint venture interest in Delta Towing Holdings, LLC. Our business is generally defined to include all of the businesses and activities not defined as the TODCO business and specifically includes contract drilling and similar services for oil and gas wells using semisubmersibles and drillships in the U.S. Gulf of Mexico; contract drilling and similar services for oil and gas wells in geographic regions outside of the U.S. Gulf of Mexico, U.S. inland waters, Mexico, Colombia, Trinidad and Venezuela; oil and gas exploration and production activities; coal production activities; and the turnkey drilling business that TODCO formerly operated in the U.S. Gulf of Mexico and offshore Mexico.

     The master separation agreement also contains several provisions regarding TODCO's corporate governance and accounting practices that apply as long as we own specified percentages of TODCO's common stock. As long as we own shares representing a majority of the voting power of TODCO's outstanding voting stock, we will have the right to nominate for designation by TODCO's board of directors, or a nominating committee of the board, a majority of the members of the board, as well as the chairman of the board, and designate at least a majority of the members of any committee of TODCO's board of directors.

     If our beneficial ownership of TODCO's common stock is reduced to a level of at least 10% but less than a majority of the voting power of TODCO's outstanding voting stock, we will have the right to designate for nomination a number of directors proportionate to our voting power and designate one member of any committee of TODCO's board of directors.

Tax  Sharing  Agreement

     Our wholly owned subsidiary, Transocean Holdings Inc. ("Transocean Holdings"), has entered into a tax sharing agreement with TODCO in connection with the offering. The tax sharing agreement governs Transocean Holdings' and TODCO's respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters. Under this agreement, all U.S. federal, state, local and foreign income taxes and income tax benefits (including income taxes and income tax benefits attributable to the TODCO business) that accrued on or before the closing of the offering generally will be for the account of Transocean Holdings. Accordingly, Transocean Holdings generally will be liable for any income taxes that accrued on or before the closing of the offering, but TODCO generally must pay Transocean Holdings for the amount of any income tax benefits created on or before the closing of the offering ("pre-closing tax benefits") that it uses or absorbs on a


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return  with respect to a period after the closing of the offering. Income taxes and income tax benefits accruing after the closing of the offering, to the extent attributable to Transocean Holdings or its affiliates (other than TODCO or its subsidiaries), generally will be for the account of Transocean Holdings and, to the extent attributable to TODCO or its subsidiaries, generally will be for the account of TODCO. However, TODCO will be responsible for all taxes, other than income taxes, attributable to the TODCO business, whether accruing before, on or after the closing of the offering.

     Exceptions to the general allocation rules discussed above may apply with respect to specific tax items or under special circumstances, including in circumstances where TODCO's use or absorption of any pre-closing tax benefit defers or precludes its use or absorption of any income tax benefit created after the closing of the offering or arises out of or relates to the alternative minimum tax provisions of the U.S. Internal Revenue Code. In addition, TODCO must pay Transocean Holdings for any tax benefits otherwise attributable to TODCO that result from the delivery by Transocean or its subsidiaries, after the closing of the offering, of stock of Transocean to an employee of TODCO in connection with the exercise of an employee stock option. If any person other than Transocean or its subsidiaries becomes the beneficial owner of greater than 50% of the aggregate voting power of TODCO's outstanding voting stock, TODCO will be deemed to have used or absorbed all pre-closing tax benefits and generally will be required to pay Transocean Holdings a specified amount for these pre-closing tax benefits at the time the requisite voting power is attained. Moreover, if any of TODCO's subsidiaries that join with TODCO in the filing of consolidated returns ceases to join in the filing of such returns, TODCO will be deemed to have used that portion of the pre-closing tax benefits attributable to that subsidiary following the cessation, and TODCO generally will be required to pay Transocean Holdings a specified amount for this deemed tax benefit at the time such subsidiary ceases to join in the filing of such returns.

Other  Agreements

     In addition to the agreements described above, we also entered into the following agreements with TODCO: (1) a transition services agreement under which we will provide specified administrative support during the transitional period following the closing of the offering, (2) an employee matters agreement that allocates specified assets, liabilities and responsibilities relating to TODCO's current and former employees and their participation in our benefit plans under which we have generally agreed to indemnify TODCO for employment liabilities arising from any acts of our employees or from claims by our employees against TODCO and for liabilities relating to benefits for our employees (and TODCO has generally agreed to similarly indemnify us) and (3) a registration rights agreement under which TODCO has agreed to register the sale of shares of TODCO's common stock held by us under the Securities Act of 1933, as amended, and granted us "piggy-back" registration rights.

Description of the Agreements

     The descriptions of the master separation agreement, the tax sharing agreement, the transition services agreement, the employee matters agreement and the registration


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rights  agreement  are  not  complete  and  are  qualified  in their entirety by reference to the provisions of each such agreement, copies of which have been filed, as Exhibit 99.2, Exhibit 99.3, Exhibit 99.4, Exhibit 99.5 and Exhibit 99.6, respectively, and which are incorporated herein by reference.

Conflicts

     Three of our executive officers are directors of TODCO, and one of our nonemployee directors is also a director of TODCO. As a result of their positions, these directors may have potential conflicts of interest as to matters relating to TODCO and Transocean. In connection with any transaction or other relationship involving the two companies, these directors may need to recuse themselves and not participate in any board action relating to these transactions or relationships. In addition, our interests may conflict with those of TODCO in a number of areas relating to our past and ongoing relationships. We may not be able to resolve any potential conflicts with TODCO and, even if we do, the resolution may be less favorable than if we were dealing with an unaffiliated third party.

Forward-Looking  Statements

     Statements regarding use of proceeds from the offering, our plans with respect to TODCO and its securities, arrangements in the future under the various separation agreements, potential conflicts of interest and board decisions, as well as any other statements that are not historical facts in this report are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to securities market conditions, the results of operations of our company and TODCO, our cash requirements, conflicts of interest, arrangements between TODCO and our company and factors detailed in our Annual Report on Form 10-K for the year ended December 31, 2002 and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     Exhibit Number      Description
     --------------      -----------

          99.1 Transocean Inc. Press Release Issued February 10, 2004 Announcing Closing of the TODCO Public Offering.

          99.2 Master Separation Agreement dated February 4, 2004 by and among Transocean Inc., Transocean Holdings Inc. and TODCO.

          99.3 Tax Sharing Agreement dated February 4, 2004 between Transocean Holdings Inc. and TODCO.

          99.4           Transition  Services  Agreement  dated February 4, 2004


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                         between  Transocean  Holdings  Inc.  and  TODCO.

          99.5 Employee Matters Agreement dated February 4, 2004 by and among Transocean Inc., Transocean Holdings Inc. and TODCO.

          99.6 Registration Rights Agreement dated February 4, 2004 between Transocean Inc. and TODCO.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             TRANSOCEAN INC.


Date: March 2, 2004                          By:  /s/  William E. Turcotte
                                                  ------------------------------
                                                  William E. Turcotte
                                                  Associate General Counsel and
                                                  Assistant Secretary




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                                INDEX TO EXHIBITS


     Exhibit Number      Description
     --------------      -----------

          99.1 Transocean Inc. Press Release Issued February 10, 2004 Announcing Closing of the TODCO Public Offering.

          99.2 Master Separation Agreement dated February 4, 2004 by and among Transocean Inc., Transocean Holdings Inc. and TODCO.

          99.3 Tax Sharing Agreement dated February 4, 2004 between Transocean Holdings Inc. and TODCO.

          99.4 Transition Services Agreement dated February 4, 2004 between Transocean Holdings Inc. and TODCO.

          99.5 Employee Matters Agreement dated February 4, 2004 by and among Transocean Inc., Transocean Holdings Inc. and TODCO.

          99.6 Registration Rights Agreement dated February 4, 2004 between Transocean Inc. and TODCO.




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